UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

SANGAMO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30171	68-0359556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd., Richmond, California 94804

(Address of Principal Executive Offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, at the 2018 annual meeting of stockholders (the “Annual Meeting”) of Sangamo Therapeutics, Inc. (the “Company”), the Company’s stockholders approved the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and an amendment to the Sangamo Therapeutics, Inc. 2010 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of the Company’s common stock reserved for issuance under the Purchase Plan by 2,500,000 shares (the “Purchase Plan Amendment”).

The 2018 Plan and the Purchase Plan Amendment previously had been approved, subject to stockholder approval, by the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company. The 2018 Plan and the Purchase Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

The terms of the 2018 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance stock awards that may be settled in cash, stock, or other property. The 2018 Plan is intended to be the successor to the Company’s Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”) and as a result of the approval by the stockholders of the 2018 Plan at the Annual Meeting, no additional stock awards will be granted under the 2013 Plan. The total number of shares of the Company’s common stock available for issuance under the 2018 Plan (subject to adjustment for certain changes in the Company’s capitalization) is equal to the sum of: (i) 1,703,464 shares of common stock remaining available for the grant of new awards under the 2013 Plan as of immediately prior to June 11, 2018, plus (ii) 8,800,000 newly reserved shares of common stock, plus (iii) up to 8,627,761 shares of common stock represented by outstanding awards granted under the 2013 Plan and the Company’s 2004 Stock Incentive Plan (together the “Prior Plans”) that may become available for grant under the 2018 Plan as such shares become available from time to time (such shares, the “Prior Plans’ Returning Shares”). Such Prior Plans’ Returning Shares become available for issuance under the 2018 Plan if outstanding stock awards granted under the Prior Plans, from and after the Effective Date: (i) are not issued because the stock award expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash, or (ii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. Eligible participants under the 2018 Plan include the Company’s employees, consultants and directors, including the Company’s executive officers.

On June 12, 2018, the Compensation Committee adopted and approved the forms of stock option agreements and restricted stock unit award agreements for the Company’s employees and non-employee directors under the 2018 Plan, the forms of which are filed as Exhibits 99.2 through 99.7 hereto and incorporated by reference herein.

A more detailed summary of the material features of the 2018 Plan, including the terms of stock option and restricted stock unit grants thereunder, and of the Purchase Plan Amendment, are set forth in the Company’s definitive proxy statement (as revised) for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2018 (the “Proxy Statement”). Those summaries and the foregoing descriptions are qualified in their entirety by reference to the full text of the 2018 Plan, the forms stock option agreements and restricted stock unit award agreements thereunder, and the Purchase Plan, as amended, which are filed as Exhibits 99.1 through 99.8 hereto and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2018, the Board of Directors of the Company (the “Board”) approved and adopted the Third Amended and Restated Bylaws of the Company (the “Revised Bylaws”), with effect as of June 12, 2018. The amendments generally harmonize certain provisions to be consistent with those in the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Charter”), include updates to reflect developments in the General Corporation Law of the State of Delaware (the “DGCL”) and practice, eliminate redundancies within the Revised Bylaws and clarify certain language.

The Revised Bylaws harmonize certain provisions with the Charter by eliminating duplicative provisions regarding the location of the registered office and now provide that the registered office will be as provided in the Charter.  The Revised Bylaws now conform to the Charter with respect to who may call special meetings, how the number of directors will be determined (by resolution of the Board), and with respect to the directors who are elected to fill a vacancy or a newly-created directorship on the Board.

Changes in the Revised Bylaws that reflect changes in law and practice, include provisions reflecting the ability of Delaware corporations to set two record dates for meetings (for notice of the meeting and for the right to vote) and to hold stockholder meetings electronically, and the use of “householding” and electronic transmission for delivery of notices to stockholders.  The Revised Bylaws expand the list of persons who may preside over stockholder meetings and authorize stockholders (in addition to the Chairman) to adjourn meetings, and clarify procedural requirements for adjournments. The Revised Bylaws expand the required representations from a stockholder to propose business at a meeting to include representations that the stockholder (a) intends to appear by person or proxy at the meeting to propose such business and (b) intends to deliver a proxy statement and/or form of proxy to holders of at least a percentage of the stock required to approve or adopt the proposal or otherwise solicit votes in support of such proposal. The Revised Bylaws also provide that a stockholder (or a qualified representative) must appear in person to present a nomination or proposed business at an annual or special meeting, and clarify who would be considered a qualified representative. The Revised Bylaws reflect other updates in the DGCL and expressly authorize the use of electronic transmissions by the Board, and memorialize the Board’s decision to opt in to DGCL §141(c)(2), which provides more flexibility to delegate authority to committees of the Board. The Revised Bylaws also reflect changes in the DGCL to reflect current practice with respect to share certificates and uncertificated shares, including revised language broadening the officers who may execute stock certificates. Finally the Revised Bylaws update the exclusive forum provision to reflect the language of DGCL §115 to clarify that such exclusive forum applies to (i) claims of breaches of fiduciary duty by a stockholder of the Corporation (in addition to directors, officers or other employees), and (ii) claims arising pursuant to the certificate of incorporation, the bylaws and claims as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (in addition to claims arising pursuant to any provision of the DGCL).

The Revised Bylaws eliminate redundancies by combining the meeting and notice provisions for annual and special meetings of stockholders. The Revised Bylaws clarify the general voting standard required for action by stockholders at meetings other than for election of directors, and also clarify that, with respect to the majority voting standard for the election of directors, abstentions and broker non-votes are not considered votes cast.

The foregoing description of the Revised Bylaws does not purport to be complete and is qualified in its entirety by the reference to the Revised Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 11, 2018, the Board adopted and approved an updated Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees of the Company. Besides effecting technical, administrative and other non-substantive amendments to the Code, the updated Code (a) emphasizes the Company’s expectations as to compliance with applicable laws, whether domestic or abroad, as well as with the Company’s legal obligations, (b) updates the Company’s policies, procedures and guidelines with respect to potential conflicts of interest, including with respect to business gifts and entertainment, (c) includes specific references to expected compliance with antitrust laws, the U.S. Foreign Corrupt Practices Act, import laws, anti-boycott laws and embargoes, (d) updates and provides additional detail regarding the Company’s expectations with respect to fair dealing, the handling of confidential information and media inquiries, and reporting violations of the Code, and (e) includes a new provision outlining the Company’s compliance standards and procedures with respect to compliance with the Code.

The updated Code will be made available on the Company’s website at www.sangamo.com on the “Corporate Governance” page under the “Investors + Media” section.

The foregoing description of the updated Code does not purport to be complete and is qualified in its entirety by the reference to the updated Code, which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 11, 2018, the following proposals were approved by the stockholders: (i) the election of the eight nominees for director listed in the Proxy Statement to serve on the Board until the next annual meeting of stockholders to be held in 2019 or until their successors are duly elected and qualified; (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; (iii) the approval of the 2018 Plan; (iv) the approval of the Purchase Plan Amendment; and (v) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, each by the votes set forth below:

Proposal 1: Election of Directors:

Each of the nominees for director listed in the Proxy Statement was elected by the votes set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
H. Stewart Parker	37,246,782	7,908,686	231,415	29,876,449
Robert F. Carey	44,569,492	581,784	235,607	29,876,449
Stephen G. Dilly, M.B.B.S, Ph.D.	44,112,202	980,792	293,889	29,876,449
Roger Jeffs, Ph.D.	32,262,969	12,859,176	264,738	29,876,449
Alexander D. Macrae, M.B., Ch.B., Ph.D.	44,507,213	738,455	141,215	29,876,449
Steven J. Mento, Ph.D.	36,933,021	8,190,550	263,312	29,876,449
Saira Ramasastry	43,862,924	1,351,636	172,323	29,876,449
Joseph S. Zakrzewski	44,132,229	980,195	274,459	29,876,449

Proposal 2:  Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
43,554,410	1,592,755	239,718	29,876,449

Proposal 3:  Approval of the 2018 Plan:

For	Against	Abstain	Broker Non-Votes
29,512,389	15,623,741	250,753	29,876,449

Proposal 4:  Approval of the Purchase Plan Amendment:

For	Against	Abstain	Broker Non-Votes
43,854,115	1,007,565	525,203	29,876,449

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
72,360,464	2,157,871	744,997	-

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Sangamo Therapeutics, Inc. Third Amended and Restated Bylaws
14.1	Sangamo Therapeutics, Inc. Code of Business Conduct and Ethics
99.1	Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 11, 2018)
99.2	Form of Stock Option Grant Notice and Form of Option Agreement (U.S. employees) under the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan
99.3	Form of Stock Option Grant Notice and Form of Option Agreement (non-employee directors) under the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan
99.4	Form of Stock Option Grant Notice and Form of Option Agreement (U.K. employees) under the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan
99.5	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Award Agreement (U.S. employees) under the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan
99.6	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Award Agreement (non-employee directors) under the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan
99.7	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Award Agreement (U.K. employees) under the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan
99.8

Sangamo Therapeutics, Inc. 2010 Employee Stock Purchase Plan, as amended effective June 11, 2018 (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 11, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Date: June 14, 2018	By:	/s/ Heather Turner
	Name:	Heather Turner
	Title:	Senior Vice President and General Counsel